Exhibit 10


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this PostEffective Amendment No. 12 to the Registration Statement of Diversified Investors Variable Funds on Form N4 (File Nos. 3373734 and 8118264) of our reports dated February 18, 1999, on our audits of the financial statements and financial highlights of Diversified Investors Variable Funds and Diversified Investors Portfolios, which reports are included in the 1998 Annual Report of Diversified Investors Variable Funds and Strategic Variable Funds, which is also incorporated by reference in this Post Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the captions "Financial Information" and "Independent Accountants" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.


                                            PricewaterhouseCoopers LLP




New York, New York
April 29, 1999